COLLATERAL ASSIGNMENT OF TRADEMARK


          WHEREAS, RIVIERA BLACK HAWK, INC., a Colorado corporation ("Grantor") and IBJ Whitehall Bank & Trust Company, a New York banking association, having an office at One State Street, 10th Floor, New York, New York 10004, as trustee (in such capacity, together with its successors and assigns, the "Trustee"), are entering into that certain Indenture dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which Grantor shall issue its 13% First Mortgage Notes due 2005 With Contingent Interest (such Notes, together with any notes issued in replacement thereof or in exchange therefor, the "Securities"), in the original aggregate principal amount of $45,000,000;

          WHEREAS, pursuant to the terms of the Security Agreement dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Security Agreement"; capitalized terms used and not otherwise defined herein have the meanings given in the Security Agreement), between Grantor and the Trustee (in such capacity, "Grantee"), Grantor has assigned and granted to Grantee for Grantee's benefit and the ratable benefit of the holders from time to time of the Securities (the "Holders") a security interest in substantially all the assets of Grantor, including without limitation all right, title and interest of Grantor in, to and under all now owned and hereafter acquired Trademarks, Trademark registrations, Trademark applications and Trademark Licenses, together with the goodwill of the business symbolized by Grantor's Trademarks, and all proceeds thereof, to secure the payment of the Obligations; and

          WHEREAS, Grantor owns the Trademarks, Trademark registrations and Trademark applications, and is a party to the Trademark Licenses, listed for the Grantor on Schedule 1 annexed hereto;

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby assigns and conveys to Grantee a a continuing security interest in all of Grantor's its right, title and interest in and to the following (all of the following items or types of property being herein collectively referred to as the "Trademark Collateral"), whether presently existing or hereafter created or acquired:

          1. (a) all registered and unregistered trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, slogans and other source or business identifiers, and the related goodwill throughout the world and general intangibles associated therewith, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including without limitation those set forth on Schedule 1 hereto, and (b) all renewals thereof;

          2. any and all agreements, written or oral, providing for the grant by or to the Grantor of any right to use any Trademark, including without limitation those set forth on Schedule 1 hereto, but excluding any such agreement that prohibits the granting of a security interest therein, provided that the Grantor shall use its best efforts to obtain consent to the assignment of any such agreement; and

          3. all products and proceeds of the foregoing, including without limitation any claim by the Grantor against third parties for past, present or future (a) infringement or dilution of any Trademark or Trademark registration including without limitation the Trademarks and Trademark registrations referred to in
               Schedule 1 hereto, the Trademark registrations issued with respect to the trademark applications referred to in Schedule 1 hereto, and the Trademarks licensed under each Trademark License referred to in Schedule 1 hereto (subject to the terms of such Trademark License), or (b) injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License.

          Grantee hereby accepts and receives a continuing security interest in all of Grantor's right, title and interest in and to the Trademark Collateral. The rights assigned and conveyed hereby shall include, but shall not be limited to, all rights to use, copy, modify and exploit Trademark Collateral; the right to exclude others from using Trademark Collateral; the right to license, assign, convey, and pledge Trademark Collateral to others; the right to sue others and to collect damages for past, present and future infringements of Trademark Collateral; the right to create derivatives of Trademark Collateral and to retain full ownership of such derivatives; and the right to file and prosecute applications to protect trademark rights in Trademark Collateral.

          This  assignment  and  grant  of  security   interest  is  granted  in
conjunction with the security interests granted to Grantee pursuant to the Security Agreement. Grantor hereby acknowledges and affirms that the rights and remedies of Grantee with respect to the assignment and security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.



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                                       2

          IN WITNESS WHEREOF, Grantor has caused this Collateral Assignment of Trademark to be duly executed as of the 3rd day of June, 1999.


                                       RIVIERA BLACK HAWK, INC.,
                                       a Colorado corporation




                                       By:_____________________________________
                                       Name:___________________________________
                                       Title:__________________________________



                                       IBJ WHITEHALL BANK & TRUST COMPANY,
                                       a New York banking association, as
                                       trustee



                                       By:_____________________________________
                                       Name:___________________________________
                                       Title:__________________________________


             [Signature Page to Collateral Assignment of Trademark]

                                 ACKNOWLEDGMENT

State of ____________________
County of ___________________


          On __________, before me, ____________, Notary Public, personally appeared ___________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

          WITNESS my hand and official seal.

Signature __________________ (Seal)

                                 ACKNOWLEDGMENT

State of _____________________
County of ____________________


          On __________, before me, ____________, Notary Public, personally appeared __________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

          WITNESS my hand and official seal.

Signature __________________ (Seal)

                             ASSIGNMENT OF TRADEMARK

                                   Schedule 1

                                   TRADEMARKS

                             TRADEMARK REGISTRATIONS

          Under the Trademark License Agreement dated June 3, 1999, Grantor is a licensee of the marks listed below for use at the Riviera Black Hawk.

           MARK                     REGISTRATION NO.                  DATE

           Riviera                  2,090,347                         8/26/97

                             TRADEMARK APPLICATIONS

          Under the Trademark License Agreement dated June 3, 1999, Grantor is a licensee of the marks listed below for use at the Riviera Black Hawk.

           MARK                     SERIAL NO.                        DATE

           $40 for $20              75/194,182                        11/6/96
           Bonus 21 Plus            75/152,286                        8/19/96
           Jack Pots                75/567,371                        10/8/98
           Jack Pots                75/567,372                        10/8/98
           Jack Pots                75/567,373                        10/8/98
           Loosie Slots             75/567,368                        10/8/98
           Loosie Slots             75/567/369                        10/8/98
           Loosie Slots             75/567/370                        10/8/98
           Nickel Heaven            75/423,123                        1/26/98
           Nickel Town              75/421,961                        1/22/98
           Riviera                  74/646,349                        3/13/95


                                  Schedule 1-1

                               TRADEMARK LICENSES


           Name of Agreement   Parties                         Date of Agreement

           Trademark License   Riviera Black Hawk, Inc.        June 3, 1999
           Agreement           Riviera Operating Corporation


                                  Schedule 1-2